                    SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )


    Filed by the Registrant /X/
    Filed by a Party other then the Registrant / /


    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 The Topps Company, Inc.
__________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

__________________________________________________________________________
  (Name of Person(s) Filing Proxy Statment, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
 /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

 / / $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-5(i)(3).

 / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         __________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:
         __________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
         determined):
         ___________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:
         ___________________________________________________________________

     5)  Total fee paid:
         ___________________________________________________________________

 / / Fee paid previously with preliminary materials.

 / / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         ___________________________________________________________________

     2)  Form, Schedule or Registration Statement No.:
         ___________________________________________________________________

     3)  Filing Party:
         ___________________________________________________________________

     4)  Date Filed:
         ___________________________________________________________________

                                     [LOGO]

                                ----------------

                            THE TOPPS COMPANY, INC.
                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 21, 1995
                                ---------------

To the Stockholders of
  THE TOPPS COMPANY, INC.

    You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of The Topps Company, Inc., a Delaware corporation (the "Company"), which will be held at Bear, Stearns & Co. Inc., 245 Park Avenue, fifth floor, New York, New York on June 21, 1995 at 10:30 A.M., New York time, for the following purposes:

    1. To elect three directors to serve for three-year terms until the 1998 annual meeting of stockholders;

    2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending March 2, 1996;

    3. To consider, if properly brought before the meeting, a stockholder proposal, opposed by the Board of Directors and management, regarding elimination of election of the Company's directors by classes; and

    4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on May 15, 1995 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

                                          By order of the Board of Directors,
                                          Arthur T. Shorin
                                          Chairman and
                                          Chief Executive Officer

Dated: May 24, 1995

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                            THE TOPPS COMPANY, INC.

                              ONE WHITEHALL STREET
                            NEW YORK, NEW YORK 10004

                                ----------------

                                PROXY STATEMENT
                                ---------------

                                    GENERAL

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Topps Company, Inc. (the "Company") to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at Bear, Stearns & Co. Inc., 245 Park Avenue, fifth floor, New York, New York on June 21, 1995 at 10:30 A.M., New York time, and at any adjournment or postponement thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 25, 1995 is being mailed to all stockholders with this proxy statement. The approximate mailing date of this proxy statement is May 24, 1995.

PROXY INFORMATION

    All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and, where a choice is specified as to the proposals described in the foregoing notice, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Company's Board of Directors (the "Board of Directors") intend to vote for the nominees for election as directors of the Company listed below, and for ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 2, 1996, but against the stockholder proposal set forth in this proxy statement. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

    Stockholders who execute proxies may revoke them at any time before they are voted by written notice to the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

RECORD DATE AND VOTING

    As of May 5, 1995, the Company had outstanding 47,047,510 shares of common stock, par value $.01 per share ("Common Stock"), entitled to be voted at the Annual Meeting, each share being entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on May 15, 1995 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as may properly come before the Annual Meeting. For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information available to the Company as to shares of Common Stock owned as of May 5, 1995 by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) each executive officer designated in the section of this Proxy Statement captioned

"Executive Compensation," and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the shares of Common Stock shown.

                                                    AMOUNT AND NATURE
                    NAME OF                           OF BENEFICIAL       PERCENT OF SHARES
                BENEFICIAL OWNER                        OWNERSHIP            OUTSTANDING
- ------------------------------------------------  ---------------------  -------------------
Arthur T. Shorin(1)(2)..........................         2,183,989                 4.6%
Seymour P. Berger(1)(2).........................           360,768                *
Ronald L. Boyum (3).............................           117,000                *
Allan A. Feder(2)(4)............................             41,000               *
Nicholas C. Forstmann(4)........................            607,486                  1.3
Theodore J. Forstmann(4)........................            488,000                  1.0
Ira Friedman(3).................................            135,000               *
Stephen D. Greenberg(4).........................             31,000               *
John J. Langdon(1)(3)...........................            747,500                  1.6
Wm. Brian Little(4)(5)..........................            537,487                  1.1
Jack H. Nusbaum(4)..............................             40,000               *
Stanley Tulchin(4)..............................             67,175               *
The Capital Group Companies, Inc.(6)
  333 South Hope Street
  Los Angeles, California 90071.................          4,924,600                 10.5
State of Wisconsin Investment Board(7)
  P.O. Box 7842
  Madison, Wisconsin 53707......................          4,655,000                  9.9
All directors and executive officers as a group
  (19 persons)..................................          6,180,822                 12.7

- ------------------------
 *  less than 1.0%

(1) Each of Messrs. Shorin, Berger and Langdon is a director and an executive officer.

(2) Does not include 50,000, 100,000 and 603 shares of Common Stock owned by the immediate family of each of Messrs. Shorin, Berger and Feder, respectively. Messrs. Shorin, Berger and Feder disclaim beneficial ownership of such shares.

(3) With respect to all of the shares of Common Stock beneficially owned by Mr. Boyum, 133,000 shares of Common Stock beneficially owned by Mr. Friedman and 737,500 shares of Common Stock beneficially owned by Mr. Langdon, each of Messrs. Boyum, Friedman and Langdon has the right to acquire such shares upon the exercise of options.

(4) Includes  38,000 shares of Common Stock each of Messrs. Feder, N. Forstmann,
    T. Forstmann, Little and Nusbaum has the right to acquire upon the exercise of options, as well as 21,000 shares Mr. Greenberg has the right, and 17,000 shares Mr. Tulchin has the right, to acquire upon the exercise of options.

(5) Does not include 17,517 shares of Common Stock owned by Wm. Brian Little 1983 Trust f/b/o Gregory Little and 16,517 shares of Common Stock owned by Wm. Brian Little 1983 Trust f/b/o Jacqueline Little, which trusts were established by Mr. Little for the benefit of his children. Mr. Little disclaims beneficial ownership of such shares.

(6) Based upon a Schedule 13G filed on February 10, 1995 with the Securities and Exchange Commission (the "SEC") by The Capital Group Companies, Inc.

(7) Based upon a Schedule 13G filed on February 13, 1995 with the SEC by the State of Wisconsin Investment Board.

                             ELECTION OF DIRECTORS

    The Board of Directors presently consists of ten members divided into three classes. After the Annual Meeting, the Board of Directors will consist of nine members, each class serving for a period of three years. Mr. Nicholas C. Forstmann will retire from the Board of Directors as of the Annual Meeting.

    One-third of the members of the Board of Directors are elected by the stockholders annually. This year Messrs. John J. Langdon, Jack H. Nusbaum and Allan A. Feder have been nominated to stand for re-election for a term that expires at the Annual Meeting of stockholders to be held in 1998.

    Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy. It is the intention of the persons named in the enclosed proxy to vote, unless otherwise indicated, for the election as directors of the persons nominated in the table below.

    Should any one or more of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

    The following table sets forth the name, age and principal business experience during the past five years of each director of the Company.

                                                                                                 DIRECTOR OF THE
                                                        BUSINESS EXPERIENCE                      COMPANY OR ITS
                                                        DURING PAST 5 YEARS,                      PREDECESSORS
                NAME                                 AGE AND OTHER INFORMATION                        SINCE
- ------------------------------------  --------------------------------------------------------  -----------------

NOMINEES TO SERVE IN
OFFICE UNTIL 1998
John J. Langdon.....................  President  and  Chief Operating  Officer of  the Company        1989
                                        since 1988. Mr. Langdon is 47 years of age.
Jack H. Nusbaum.....................  A Senior Partner  and Co-Chairman  in the  New York  law        1992
                                        firm  of Willkie  Farr &  Gallagher for  more than the
                                        past five years. He also is a Director of W.R. Berkley
                                        Corporation,  Pioneer  Companies,  Inc.,  Signet  Star
                                        Holdings,  Inc., Prime Hospitality  Corp., and Hirschl
                                        and Adler Galleries, Inc. and a trustee of  Blythedale
                                        Children's  Hospital,  the Joseph  Collins Foundation,
                                        Prep for  Prep and  the Robert  Steel Foundation.  Mr.
                                        Nusbaum is 54 years of age.
Allan A. Feder......................  An  independent  business consultant  for more  than the        1992
                                        past five  years  and President  and  Chief  Executive
                                        Officer  of  Vitarroz  Corporation  (proprietary brand
                                        food) since 1988. He also is a Director of Edward  Don
                                        & Co., Inc. Mr. Feder is 63 years of age.
DIRECTORS TO CONTINUE IN
OFFICE UNTIL 1996
Seymour P. Berger...................  Vice  President -  Sports and  Licensing of  the Company        1991
                                        since 1974. Mr. Berger is 71 years of age.

                                                                                                 DIRECTOR OF THE
                                                        BUSINESS EXPERIENCE                      COMPANY OR ITS
                                                        DURING PAST 5 YEARS,                      PREDECESSORS
                NAME                                 AGE AND OTHER INFORMATION                        SINCE
- ------------------------------------  --------------------------------------------------------  -----------------
Stephen D. Greenberg................  President of  Classic  Sports  Network,  Inc.  (a  cable        1993
                                        television  programming service)  since November 1993.
                                        President  of   Stephen   D.   Greenberg,   P.C.   (an
                                        independent  business consulting firm) from April 1993
                                        through October 1993. From 1990 to April 1993,  Deputy
                                        Commissioner  and  Chief  Operating  Officer  of Major
                                        League Baseball. Mr. Greenberg is 46 years of age.
Stanley Tulchin.....................  Chairman  of   Stanley  Tulchin   Associates,  Inc.   (a        1987
                                        commercial  collection agency) since  1955. He also is
                                        Chairman  and  Chief  Executive  Officer  of   Reprise
                                        Capital  Corporation  (a venture  capital fund)  and a
                                        Director  of  PCA   International,  Inc.   (commercial
                                        photographers),  in each  case for more  than the past
                                        five years. Mr. Tulchin is 68 years of age.
DIRECTORS TO CONTINUE IN
OFFICE UNTIL 1997
Arthur T. Shorin....................  Chairman of the Board and Chief Executive Officer of the        1960
                                        Company and its predecessor since  1980. He also is  a
                                        Director of Department 56, Inc. Mr. Shorin is 59 years
                                        of age.
Theodore J. Forstmann...............  General  Partner of FLC Partnership, the General Partner        1984
                                        of  Forstmann  Little  &  Co.,  since  he   co-founded
                                        Forstmann  Little & Co. in 1978. He also is a Director
                                        of General Instruments Corporation and Department  56,
                                        Inc. Mr. Forstmann is 55 years of age.
Wm. Brian Little....................  Private  Investor  since January  1995.  Special Limited        1984
                                        Partner of  FLC Partnership,  the General  Partner  of
                                        Forstmann Little & Co., January 1994 to December 1994.
                                        He was a General Partner of FLC Partnership from 1978,
                                        when  he  co-founded  Forstmann  Little  &  Co., until
                                        January 1994. He is also  a Director of Aldila,  Inc.;
                                        Department  56, Inc.;  and Normandy  America, Inc. Mr.
                                        Little is 53 years of age.

    The Board of Directors met four times during the fiscal year ended February 25, 1995. Each of the Directors who served during such period, except for Messrs. Nicholas C. Forstmann and Theodore J. Forstmann, attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee of which they were members during such period.

    The Company has a Compensation Committee responsible for recommending officers' remuneration and, until February 25, 1995, had a Stock Option Committee which administered The Topps Company, Inc. 1987 Stock Option Plan, as amended (the "1987 Stock Option Plan"). The members of the Compensation Committee for the fiscal year ended February 25, 1995 were Messrs. Wm. Brian Little and Stanley Tulchin, neither of whom is an employee of the Company. The members of the

Stock Option Committee for the fiscal year ended February 25, 1995 were Messrs. Seymour P. Berger and Arthur T. Shorin. During the fiscal year ended February 25, 1995, the Compensation Committee met four times and the Stock Option
Committee met three times. Effective February 25, 1995, the Stock Option Committee was dissolved and the Compensation Committee assumed all of its responsibilities.

    The Company has an Audit Committee which makes recommendations regarding the appointment of independent certified public accountants, monitors their performance, reviews all reports submitted by them and consults with them with regard to the adequacy of internal controls. The members of such committee for the fiscal year ended February 25, 1995 were Messrs. Allan A. Feder, Nicholas C. Forstmann and Stephen D. Greenberg. During the fiscal year ended February 25, 1995, there were two meetings of the Audit Committee.

    The Company does not have a nominating committee.

    The Company's executive officers, directors and ten percent stockholders are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to the Company. Based solely upon its review of the copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that all filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with during the fiscal year ended February 25, 1995, except that Mr. Thomas R. Pisano's Form 3 in connection with his hiring as Vice President-International in February 1995 was not filed in a timely manner.

COMPENSATION OF DIRECTORS

    Directors who are not also officers of the Company receive directors' fees of $8,000 per year, plus $500 for each day on which the director attended a meeting of the Board of Directors and/or any committee thereof. Directors who are also officers of the Company are not compensated for their duties as Directors.

    Pursuant to the 1994 Non-Employee Directors Stock Option Plan, on June 22, 1994 each of Messrs. Allan A. Feder, Nicholas C. Forstmann, Theodore J. Forstmann, Stephen D. Greenberg, Wm. Brian Little, Jack H. Nusbaum and Stanley Tulchin, none of whom is an employee of the Company, received options to purchase 7,000 shares of Common Stock at a price of $7.125 per share. The options are exercisable on June 21, 1995 and have a term of five years from the date of grant.

                             EXECUTIVE COMPENSATION

    The following table sets forth for each of the last three fiscal years information regarding the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended February 25, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                            LONG TERM
                                                                                                           COMPENSATION
                                                                                                   ----------------------------
                                                                                                              AWARDS
                                                                 ANNUAL COMPENSATION               ----------------------------
                                                     --------------------------------------------                       (G)
                                                                                                         (F)        SECURITIES
                                            (B)          (C)          (D)             (E)            RESTRICTED     UNDERLYING
                 (A)                    FISCAL YEAR    SALARY        BONUS        OTHER ANNUAL          STOCK        OPTIONS/
     NAME AND PRINCIPAL POSITION           ENDED         ($)          ($)      COMPENSATION($)(1)    AWARD(S)($)      SARS(#)
- --------------------------------------  -----------  -----------  -----------  ------------------  ---------------  -----------
Arthur T. Shorin .....................        1995   $   822,269  $   395,809                                          500,000
 Chairman and Chief Executive Officer         1994       761,332       28,156                                          500,000
                                              1993       732,050
John J. Langdon ......................        1995       554,981      195,824                                          175,000
 President and Chief Operating Officer        1994       540,319      137,453                                          150,000
                                              1993       348,108                                                        75,000
Seymour P. Berger ....................        1995       257,097      128,707
 Vice President - Sports and Licensing        1994       247,566        9,522
                                              1993       233,716
Ronald L. Boyum ......................        1995       197,492       68,506                                           15,000
 Vice President - Marketing and Sales         1994       131,741        4,887                                           70,000
                                              1993       126,161                                                        20,000
Ira Friedman .........................        1995       179,084       68,602                                           15,000
 Vice President - Publishing and New          1994       131,732        4,982                                           50,000
 Product Development                          1993       122,750                                                        25,000

                                             (H)
                                          ALL OTHER
                 (A)                     COMPENSATION
     NAME AND PRINCIPAL POSITION             ($)
- --------------------------------------  --------------
Arthur T. Shorin .....................
 Chairman and Chief Executive Officer
John J. Langdon ......................      14,115(2)
 President and Chief Operating Officer      14,115
                                             7,655
Seymour P. Berger ....................
 Vice President - Sports and Licensing
Ronald L. Boyum ......................
 Vice President - Marketing and Sales
Ira Friedman .........................
 Vice President - Publishing and New
 Product Development

- ------------------------
(1) Except as otherwise noted, perquisites and other personal benefits received by each named executive officer (including, for certain of the named executive officers, medical reimbursements, moving expenses and car use allowances) in each instance aggregated less than the lesser of $50,000 or 10% of such officer's annual salary and bonus.

(2) This amount represents the payment of premiums or a life and disability insurance policy maintained by the Company on behalf of Mr. Langdon. See "Employment Agreements."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding grants of stock options and stock appreciation rights ("SARs") made during the fiscal year ended February 25, 1995 to each of the named executive officers.

                                  INDIVIDUAL GRANTS                                     POTENTIAL REALIZED VALUE
- --------------------------------------------------------------------------------------  AT ASSUMED ANNUAL RATES
                                                     (C)                                     OF STOCK PRICE
                                    (B)          % OF TOTAL                             APPRECIATION FOR OPTION
                                 NUMBER OF      OPTIONS/SARS       (D)                            TERM
                                 SECURITIES      GRANTED TO    EXERCISE OR              ------------------------
                                 UNDERLYING     EMPLOYEES IN      BASE         (E)
            (A)                 OPTIONS/SARS       FISCAL         PRICE     EXPIRATION      (F)          (G)
            NAME               GRANTED (#)(1)      YEAR(2)       ($/SH)        DATE         5%           10%
- ----------------------------  ----------------  -------------  -----------  ----------  -----------  -----------
Arthur T. Shorin............     100,000(3)        10.406 %     $  7.00        3/30/95  $    35,000  $    70,000
                                 100,000(3)        10.406 %        7.70        3/30/96        1,750       77,000
                                 100,000(3)        10.406 %        8.47        3/30/97            0       84,700
                                 100,000(3)        10.406 %        9.32        3/30/98            0       92,870
                                 100,000(3)        10.406 %       10.25        3/30/99            0      102,357
John J. Langdon.............      20,000(3)(4)      2.081 %     $  7.00        3/30/95  $     7,000  $    14,000
                                  37,400(5)         3.892 %        5.3125      1/13/05      124,954      316,657
                                  20,000(3)(4)      2.081 %        7.70        3/30/96          350       15,400
                                  37,600(5)         3.913 %        5.3125      1/13/05      125,622      318,350
                                  20,000(3)(4)      2.081 %        8.47        3/30/97            0       16,940
                                  20,000(3)(4)      2.081 %        9.32        3/30/98            0       18,574
                                  20,000(3)(4)      2.081 %       10.25        3/30/99            0       20,471
Seymour P. Berger...........         --              --            --           --          --           --
Ronald L. Boyum.............       15,000     (6)       1.561  % $    5.3125    1/13/05 $    50,115  $   127,001
Ira Friedman................       15,000     (6)       1.561  % $    5.3125    1/13/05 $    50,115  $   127,001

- --------------------------

(1) With the exception of Mr. Shorin and Mr. Langdon, who received grants of cash-only SARs which were approved by stockholders, all grants consisted of options that were granted under the 1987 Stock Option Plan.

(2) This column does not include grants to non-employee directors of the Company.

(3) Messrs. Shorin and Langdon were granted cash-only SARs on March 30, 1994, which vest in five installments at the rate of 100,000 and 20,000 per year, respectively, beginning on the first anniversary of the date of grant. The base price for the first installment is $7.00, the fair market value of the Common Stock on the date of grant. The base prices for the second, third, fourth and fifth installments are $7.70, $8.47, $9.32 and $10.25, respectively. On March 29, 1995, the Compensation Committee cancelled all of Mr. Shorin's cash-only SARs and granted him a one-time option covering the period through Mr. Shorin's normal retirement date to purchase 400,000 shares of Common Stock. This option has a maximum term of eight years and vests in 100,000 share installments on the first through fourth anniversaries of the date of grant. The installments retain the same exercise prices as the base prices of the second through fifth installments of Mr. Shorin's March 30, 1994 cash-only SAR grant referenced above. On the date of grant, these exercise prices were greater than the fair market value of the Common Stock.

(4) Upon each vesting date, the SARs that vest are automatically exercised and settled in cash if the fair market value of the Common Stock exceeds the applicable base price. If the fair market value of the Common Stock on such date does not exceed the applicable base price, all SARs covered by that installment expire and may not be exercised thereafter.

(5) The option to acquire 37,400 shares of Common Stock was granted on January 13, 1995 and is exercisable in installments as follows: 25,000 shares as of January 13, 1996, 6,200 shares as of January 13, 1997 and 6,200 shares as of January 13, 1998. The option to acquire 37,600 shares of Common Stock was granted on January 13, 1995 and is exercisable in installments as follows:
    18,800 shares as of January 13, 1997 and 18,800 shares as of January 13, 1998. All such options have an exercise price greater than the fair market value of the Common Stock on the date of grant.

(6) The options of Messrs. Boyum and Friedman to acquire 15,000 shares of Common Stock each were granted on January 13, 1995 and are each exercisable in installments as follows: 5,000 shares as of January 13, 1996, 5,000 shares as of January 13, 1997 and 5,000 shares as of January 13, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table provides information regarding the exercise of options/SARs during the fiscal year ended February 25, 1995 and the number and value of unexercised options and SARs held at fiscal year end by each of the named executive officers.

                                                                                 (D)                         (E)
                                                                        SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                        NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                                             OPTIONS/SARS                OPTIONS/SARS
                                       (B)                 (C)              AT FY-END (#)               AT FY-END ($)
            (A)                SHARES ACQUIRED ON         VALUE       --------------------------  --------------------------
            NAME                  EXERCISE (#)         REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------  ---------------------  ---------------  -----------  -------------  -----------  -------------
Arthur T. Shorin............           --                  --             --           900,000  (1)     --          0
John J. Langdon.............          0                    0             687,500       300,000    $   873,050  $     42,188
Seymour P. Berger...........         --                   --              --           --             --            --
Ronald L. Boyum.............          0                    0              82,000        50,000         0              8,438
Ira Friedman................          0                    0             108,000        40,000         10,792         8,438

- ------------------------
(1) All 900,000 Options/SARs held by Mr. Shorin at fiscal year end were cancelled by the Compensation Committee on March 29, 1995. See footnote (3) of the Option/SAR Grants Table.

PENSION BENEFITS

    The Company maintains a tax qualified non-contributory defined benefit pension plan for its eligible employees (the "Retirement Plan"). The summary compensation table above does not include the benefit accruals in respect of the named executive officers under the Retirement Plan. The estimated annual pension benefits under the Retirement Plan, assuming retirement at age 65, at various levels of compensation and years of credited service are illustrated by the following table:

                                                       ANNUAL RETIREMENT BENEFIT FOR SPECIFIED
                                                           YEARS OF CREDITED SERVICE(1)(3)
HIGHEST AVERAGE                      ----------------------------------------------------------------------------
COMPENSATION(2)                          15           20           25           30           35           40
- -----------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
$ 125,000..........................  $    26,115  $    35,656  $    45,694  $    55,811  $    57,102  $    58,635
$ 150,000..........................  $    32,365  $    43,989  $    56,111  $    68,312  $    69,915  $    71,760
$ 175,000..........................  $    38,615  $    52,323  $    66,528  $    80,812  $    82,727  $    84,885
$ 200,000..........................  $    44,865  $    60,656  $    76,945  $    93,312  $    95,540  $    98,010
$ 225,000..........................  $    51,115  $    68,990  $    87,362  $   105,812  $   108,352  $   111,135
$ 250,000..........................  $    57,365  $    77,323  $    97,779  $   118,313  $   121,165  $   124,260
$ 300,000..........................  $    69,866  $    93,990  $   118,613  $   143,313  $   146,790  $   150,510
$ 400,000..........................  $    94,866  $   127,324  $   160,280  $   193,314  $   198,040  $   203,010
$ 450,000..........................  $   107,366  $   143,991  $   181,114  $   218,315  $   223,665  $   229,260
$ 500,000..........................  $   119,867  $   160,658  $   201,948  $   243,315  $   249,290  $   255,510
$ 600,000..........................  $   144,867  $   193,992  $   243,615  $   293,316  $   300,540  $   308,010
$ 800,000..........................  $   194,868  $   260,660  $   326,950  $   393,318  $   403,040  $   413,010
$1,000,000.........................  $   244,869  $   327,328  $   410,285  $   493,320  $   505,540  $   518,010
$1,200,000.........................  $   294,670  $   393,996  $   493,620  $   593,322  $   608,040  $   623,010
$1,300,000.........................  $   319,871  $   427,330  $   535,288  $   643,323  $   659,290  $   675,510
$1,400,000.........................  $   344,671  $   460,664  $   576,955  $   693,324  $   710,540  $   728,010

- ------------------------
(1) These are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. The maximum annual benefit permitted under
    Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), is generally limited to $120,000 at present and will be adjusted to reflect cost-of-living increases in 1996 and succeeding plan years.

(2) The benefits shown corresponding to these compensation ranges are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. Under Section 401(a)(17) of the Code, a participant's compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average compensation in plan years beginning after 1993. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved. The $150,000 limit will be adjusted for cost-of-living increases in 1996 and succeeding plan years.

(3) This table includes supplemental pension benefits payable to Mr. Shorin in excess of the limitations on benefits under the Code and other applicable laws pursuant to an agreement entered into on May 19, 1986, and amended May 18, 1994 (the "Supplemental Pension Agreement"). These benefits are computed in accordance with the same formula provided under the Retirement Plan without regard to the aforementioned limitations. However, compensation attributable to stock appreciation rights and stock options is not taken into account in determining highest average compensation for purposes of the Supplemental Pension Agreement.

    The normal retirement benefit under the Retirement Plan is payable in the form of a "straight life" annuity and is equal to the greater of (i) 1.667% of a participant's highest average W-2 compensation multiplied by the participant's years of credited service not in excess of 30 years, plus .25% of the participant's highest average compensation multiplied by the participant's years of credited service in excess of 30 years, reduced by 50% of the participant's estimated primary Social Security benefit determined on the basis of the participant's earnings from the Company, or (ii) $204 multiplied by the participant's years of credited service not in excess of 20 years, plus $144 multiplied by the participant's credited service in excess of 20 years (but not to exceed 10 additional years). The "highest average compensation" for purposes of determining the normal retirement benefit is equal to 1/5 of the total compensation that is paid to a participant by the Company for the 60 consecutive month period in which the participant's compensation was greatest during the 120 month period prior to the participant's retirement or termination of employment. Subject to applicable Internal Revenue Code limits, for the executive officers named in the Summary Compensation Table, such compensation includes all compensation reflected in such table to the extent included in gross income for the applicable base years, except for income attributable to reimbursement of moving expenses.

    As of March 1, 1995, the persons named in the summary compensation table above were credited with the following years of credited service: Mr. Shorin - 36; Mr. Langdon - 6; Mr. Berger - 47; Mr. Boyum - 5; and Mr. Friedman - 6.

BONUS PLANS

    For many years, designated key employees have participated in one of several nondiscretionary, objective group incentive bonus arrangements (the "Bonus Plans") which provide for the payment of bonuses based upon percentages of base salaries if income before interest, taxes, depreciation and amortization, after providing for payment of all bonuses duly authorized by the Compensation Committee, achieves certain levels determined by the Compensation Committee at the beginning of the fiscal year. No amounts were paid under the Bonus Plans for the fiscal year ended February 25, 1995. Amounts paid to the five most highly compensated executive officers of the Company under the Bonus Plans for the last three fiscal years are included in the Summary Compensation Table above.

    In fiscal year 1995, the Bonus Plans allowed for a discretionary special bonus to be paid if approved by a committee composed of Messrs. Shorin, Langdon, O'Connor and Perillo. Such bonuses may be awarded, after the end of the fiscal year, to the President or any Vice President who the committee determines is deserving of special consideration. Bonuses under this plan cannot exceed 20% of the recipient's base salary and no member of the committee may participate in deliberations regarding his own award. For fiscal year 1995, no discretionary bonuses were granted.

EMPLOYMENT AGREEMENTS

    On October 28, 1991, the Company entered into employment agreements (the "Agreements") with Arthur T. Shorin, Chairman of the Board and Chief Executive Officer, and John J. Langdon, President and Chief Operating Officer. Mr. Shorin's contract was amended on May 18, 1994 to waive a portion of the minimum 10% increase in his base salary for fiscal years 1994 and 1995 and to set a target bonus percentage of 20% of base salary for the Company's fiscal year ended February 25, 1995 for achieving the targets established under the other senior officer's Bonus Plan (instead of 50% as required by his Agreement). This amendment also provided for Mr. Shorin's participation in the Company's group term life insurance and long-term disability plans on the same basis as other officers. Mr. Langdon's contract was amended as of March 27, 1995 effective as of February 1, 1995 to lower his base salary to $402,155 per year to be adjusted annually thereafter. Any further increases in his base salary would be at the discretion of the Chairman of the Board, subject to approval by the Compensation Committee. Each Agreement provides for a three-year term subject to automatic extension. Each Agreement will terminate three years from the date that either the executive or the Company gives notice of his or its intention not to extend the Agreement, unless terminated earlier as provided in the Agreement.

    If either executive is terminated without "Cause" or resigns for "Good Reason" (as defined in the Agreements), a lump sum severance payment will be made as liquidated damages based upon the executive's salary at the time of termination and the average annual bonus for the three fiscal years ended prior to the date of termination. In the case of Mr. Shorin, such payment will be equal to three times his base salary and bonus, and in the case of Mr. Langdon, such payment will be equal to 2.5 times his base salary and bonus.

    Each Agreement requires that, in the event any payments made upon termination of employment are treated as "parachute payments" subject to excise taxes under federal tax law, the Company will make an additional payment to the executive so that his after-tax position is the same as if the payments were not subject to an excise tax. During the term of Mr. Langdon's employment, the Company is required to obtain and maintain life insurance coverage in the amount of $4,000,000 and to obtain and maintain disability insurance policies in an amount equal to 60% of salary and bonus.

    Mr. Shorin's Agreement also requires the Company to contribute to an irrevocable Company trust account assets equal to the present value of the supplemental pension benefits which accrue for Mr. Shorin under his Supplemental Pension Agreement.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION.

    The Compensation Committee approves compensation objectives and policies as well as compensation plans and specific compensation levels for all executive officers. Until the end of the Company's 1995 fiscal year, the Stock Option Committee approved grants of stock options pursuant to the 1987 Stock Option Plan. All responsibilities of the Stock Option Committee were assumed by the Compensation Committee effective February 26, 1995.

    The Compensation Committee seeks to provide a competitive total compensation package that will motivate and retain key employees. The Committee also seeks to provide incentives to achieve short and long-term business objectives that will enhance the value of the Common Stock. In establishing total compensation packages, the Committee considers (1) the base salary levels of executives with similar responsibilities in companies of similar size, business and complexity,
(2) each executive's experience in his position at the Company and his performance over a sustained period of time and (3) the Company's financial performance during the past year as reflected in the Company's achievement of pre-established earnings objectives.

    Compensation for the named executive officers for the fiscal year ended February 25, 1995 was comprised of base compensation, potential annual incentive compensation (the Bonus Plans) and long-term incentive compensation.

    The base compensation for the Chief Executive Officer and for the President is determined through contracts which are discussed under the caption "Employment Agreements." Base compensation for executives not covered by employment contracts takes into consideration the level of responsibility involved, the knowledge and experience required, and competitive pay levels.

    The Compensation Committee has based annual incentive compensation for executive officers covered by the Bonus Plans (including the Chief Executive Officer) on the attainment of financial targets relating to income earned by the Company. The Bonus Plans are discussed in more detail under the caption "Bonus Plans." With the exception of the Chairman's Award, which permits discretionary bonuses to be paid to the President or any Vice President deserving of special recognition, administration of the Bonus Plans is nondiscretionary -- if minimum financial targets are not met, no bonuses are paid, regardless of individual achievement or departmental performance. For the fiscal year ended February 25, 1995, no bonuses were paid to any named executive officer under any Company Bonus Plan, including the fiscal 1995 individual performance bonus arrangement for the Chief Executive Officer that was approved by stockholders on June 22, 1994. Although the Compensation Committee may reevaluate the effectiveness of the current system of annual bonuses in a future year, it believes that the Bonus Plans have functioned appropriately as short-term incentives for executives to meet performance objectives.

    Long-term incentive compensation opportunities are provided through grants of stock options under the 1987 Stock Option Plan. All grants are made at exercise prices which are at least equal to the fair market value of the Common Stock on date of grant so executives can gain only when stockholders gain. In making grants under the plan for fiscal 1995, the Stock Option Committee considered an employee's position with the Company, responsibilities, service, individual performance, and the anticipated length of future service. No stock options were granted to Messrs. Shorin or Berger pursuant to the 1987 Stock Option Plan with respect to fiscal 1995, or with respect to any prior fiscal year.

    The Compensation Committee believes that the role of the Chief Executive Officer is particularly important in reaching corporate objectives. On March 30, 1994, because Mr. Shorin was ineligible for participation in the 1987 Stock Option Plan and because the Committee believed it was important to provide contingent cash incentive compensation tied directly to benefits received by stockholders, the Committee approved a grant to Mr. Shorin of 500,000 cash-only SARs, subject to receipt of shareholder approval, which was obtained on June 22, 1994. As explained in footnote 3 of the Option/SAR Grants Table, all of Mr. Shorin's cash- only SARs were cancelled by the Committee on March 29, 1995. Had these rights not been cancelled, they would have provided for a cash payment only if the Common Stock had appreciated above a progressively increasing base exercise price.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the corporation's Chief Executive Officer and four other most highly compensated executive officers, except to the extent such compensation qualifies as "performance-based." Based on information currently available, the Compensation Committee believes that all compensation arrangements that could potentially result in the compensation of any named executive officer exceeding $1 million will qualify as performance-based and that all compensation paid to the Company's named executive officers will be fully deductible. Provided that other Company objectives are met, the Company intends to structure future incentive compensation arrangements for its named executive officers in a manner that will allow such compensation to be fully deductible for Federal income-tax purposes.

THE COMPENSATION COMMITTEE:                     THE STOCK OPTION COMMITTEE:
      Wm. Brian Little                                 Seymour P. Berger
      Stanley Tulchin                                  Arthur T. Shorin

PERFORMANCE GRAPH

    The graph set forth below charts the yearly percentage change in the Company's cumulative total stockholder return against each of the S & P MidCap 400 and a composite index (the "Composite Index") in each case assuming an investment of $100 on February 28, 1990 and the accumulation and reinvestment of dividends paid thereafter through February 25, 1995.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           THE TOPPS CO., INC.   S & P MIDCAP 400   COMPOSITE INDEX
1990                      $100                $100              $100
1991                    165.21              117.65            115.95
1992                    173.21              155.27            129.10
1993                     76.20              167.79            155.11
1994                     81.73              193.19            173.23
1995                     71.36              196.36            171.82

    The Composite Index is comprised of four industry groups reported in the "Directory of Companies required to file Annual Reports with the Securities and Exchange Commission," for the period ended September 30, 1993, and based upon the Standard Industrial Classification ("SIC") codes developed by the Office of Management and Budget, Executive Office of the President. The four industry groups are Miscellaneous Publishing (SIC Code 2741), Sugar and Confectionery Products (SIC Code 2060), Periodicals: Publishing or Publishing and Printing (SIC Code 2721), and Wholesale - Miscellaneous Durable Goods (SIC Code 5090).

                             CERTAIN RELATIONSHIPS

    Jack H. Nusbaum, a director, is a partner in the law firm of Willkie Farr & Gallagher, outside counsel to the Company.

                            APPOINTMENT OF AUDITORS

    The Board of Directors has retained Deloitte & Touche LLP as independent certified public accountants to report on the consolidated financial statements of the Company for the fiscal year ending March 2, 1996 and to perform such other services as may be required of them. The Board of Directors has directed that management submit the appointment of auditors for ratification by the stockholders at the Annual Meeting. An affirmative vote of the holders of a majority of the Common Stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is necessary for ratification. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

         STOCKHOLDER PROPOSAL REGARDING A CLASSIFIED BOARD OF DIRECTORS

    The Company has been informed that William Steiner intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE REASONS STATED AFTER SUCH PROPOSAL AND SUPPORTING STATEMENT.

    William Steiner, whose address is 4 Radcliff Drive, Great Neck, New York 11024 and who is a beneficial owner of 600 shares of Common Stock, submitted the following resolution:

                 RESOLVED, that  the  stockholders of  the  Company
             request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

    The proponent has furnished the following statement setting forth the reasons advanced by him in support of his proposal:

                 'The  election of directors  is the primary avenue
             for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

                 The Board of Directors  of the Company is  divided
             into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

                 The elimination of the Company's classified  Board
             would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is the one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

                 As a  founding  member  of  the  Investors  Rights
             Association of America I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change."

I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST " THIS PROPOSAL.

BOARD OF DIRECTORS STATEMENT ON PROPOSAL

    Under the Company's system of electing directors by classes, each director serves a three-year term, each class is as nearly equal as possible and one of the three classes is elected each year. This staggered election of directors is a common practice which has been adopted by the stockholders of many major corporations. It is specifically permitted by the laws of many states, including the State of Delaware (the state in which the Company is incorporated), as well as the rules of the New York Stock Exchange.

    The Board of Directors of the Company believes that a classified Board of Directors promotes a continuity of policy and a stability of leadership by assuring that experienced personnel familiar with the Company and its business will be on the Board of Directors at all times. A classified Board of Directors is intended to prevent precipitous changes in the composition of the Board of Directors by preventing the election of an entire new Board of Directors in a single year. Preventing such a precipitous change in control serves to moderate changes in corporate policies, business strategies and operations because a majority of the directors at all times will have had prior experience in the management of the Company's business.

    In addition, the Board of Directors believes that a classified Board serves as an obstacle to any sudden and disruptive attempts to obtain control of the Company. For example, throughout the 1980s there were a number of attempts by various individuals and entities to acquire significant minority positions in certain companies with the intent of obtaining actual control of the companies by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. The mere attempt to obtain control or to further some other personal goal, even if unsuccessful, can seriously disrupt the conduct of the business of a company and cause it to incur substantial expense. These insurgents often threaten to elect a company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares entitled to vote. The Company's classified Board of Directors may discourage such purchases because its provisions operate to delay the purchaser's ability to obtain control of the Board of Directors in a relatively short period of time. The delay arises because, at a minimum, two successive annual meetings are required in order to elect a majority of the Board of Directors. For this reason, a person seeking to acquire control of the Company also is encouraged to initiate such action through arm's length negotiations with management and members of the Board of Directors, who are in a position to negotiate a transaction that is fair to all of the Company's stockholders.

    Under the corporation law of the State of Delaware, the action recommended in the proposal could be taken only if the Board of Directors recommended an amendment relating to Article FIFTH of the Company's Restated Certificate of Incorporation and directed that the amendment be submitted to a vote of the Company's stockholders. Under the terms of the Company's Restated Certificate of Incorporation, an affirmative vote of 66 2/3% of the outstanding shares of Common Stock entitled to vote would be required at a future meeting of the Company's stockholders in order to amend the staggered election of directors. The Board of Directors has not recommended, and does not recommend, such an amendment. Therefore, a vote in favor of this stockholder proposal is only an advisory recommendation to the Board of Directors that it take steps to initiate such an amendment.

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST " THIS PROPOSAL

                  STOCKHOLDER PROPOSALS -- 1996 ANNUAL MEETING

    Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Assistant Treasurer of the Company at the Company's office at One Whitehall Street, New York, New York 10004 no later than January 25, 1996. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after June 21, 1996, in order to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    Any stockholder interested in making a  proposal is referred to Article  II,
Section 4 of the Company's Restated By-Laws.

                                 OTHER MATTERS

    Management does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                            SOLICITATION OF PROXIES

    The entire cost of soliciting management proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. Management of the Company intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons and entities.

    The Company will provide to any stockholder of record at the close of business on May 15, 1995, without charge upon written request to its Assistant Treasurer at One Whitehall Street, New York, New York 10004, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 25, 1995.

                                                  By order of the Board of
                                                  Directors,

                                                  Arthur T. Shorin
                                              Chairman and
                                              Chief Executive Officer

P R O X Y
THE TOPPS COMPANY, INC.

    The  undersigned hereby appoints ARTHUR T. SHORIN, WM. BRIAN LITTLE AND JOHN
J. LANGDON, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of stock of THE TOPPS COMPANY, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Bear, Stearns & Co. Inc., 245 Park Avenue, Fifth Floor, New York, New York on Wednesday, June 21, 1995 at 10:30 a.m. (local time) and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock. The undersigned authorizes and instructs said proxies to vote as follows:

1.         ELECTION OF DIRECTORS         / / FOR all nominees listed below         / / WITHHOLD AUTHORITY
                                            (except as marked to the contrary         to vote for all nominees listed
                                         below)                                       below
           JOHN J. LANGDON, JACK H. NUSBAUM, ALLAN A. FEDER

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
                                        ________________________________________

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM REVERSE SIDE, WHICH SHOULD BE READ BEFORE SIGNING)

2.         To ratify the appointment of Deloitte & Touche LLP, as auditors for The Topps Company, Inc. for the fiscal year ending March 2, 1996.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.         Stockholder proposal regarding classification of the Board of Directors.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE AFORMENTIONED PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.
                                              Dated: _____________________, 1995
                                              __________________________________
                                              __________________________________

                                               Please sign exactly as your name
                                                 or names appear at the left.

PLEASE RETURN THIS PROXY IN THE ACCOMPANYING BUSINESS REPLY ENVELOPE EVEN IF YOU
                          EXPECT TO ATTEND IN PERSON.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.